As filed with the  Securities  and Exchange  Commission  on June 25,  2004
                                                      Registration No. 333-01893



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------
Delaware                                                            04-2209186
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                          Seth H. Hoogasian, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 (781) 622-1000

                                 ---------------

Approximate date of commencement of proposed sale to public:  __________________
-------------------------------------------------------------------------------.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
______________________________________________________________________________

     If this form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        -------------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        -------------------------------


     This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-3 (Reg. No. 333-01893) is being filed by the Registrant to remove from registration any of the securities that remain unsold or undistributed thereunder as of the date of the filing of this post-effective amendment. The securities were registered to permit their sale by the Thermo Electron Corporation Employees Stock Ownership Plan and Trust to the public or their distribution to the participants in the plan who elect to receive distribution in kind upon the termination of the plan. The plan has been terminated and has fulfilled it obligations with respect to the sale or distribution of such securities. As such, the Registrant hereby removes any remaining unsold or undistributed securities from registration and the registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Thermo Electron Corporation has duly caused this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-3 (Reg. No. 333-01893) to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 25th day of June, 2004.

                                        THERMO ELECTRON CORPORATION



                                        By:      /s/ Marijn E. Dekkers
                                        ----------------------------------------
                                        Marijn E. Dekkers
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-3 to the Registration Statement on Form S-3 (Reg. No. 333-01893) has been signed by the following persons in the capacities and on the dates indicated.



     Signature                                   Title(s)                         Date


/s/ Marijn E. Dekkers               President, Chief Executive Officer, and     June 25, 2004
-------------------------------     Director (Principal Executive Officer)
Marijn E. Dekkers


/s/ Theo Melas-Kyriazi              Vice President, and Chief Financial         June 25, 2004
-------------------------------     Officer (Principal Financial Officer)
Theo Melas-Kyriazi


/s/ Peter E. Hornstra               Corporate Controller and Chief Accounting   June 25, 2004
-------------------------------     Officer (Principal Accounting Officer)
Peter E. Hornstra


/s/ Jim P. Manzi                    Chairman of the Board and Director          June 25, 2004
-------------------------------
Jim P. Manzi


/s/ John L. LaMattina               Director                                    June 25, 2004
-------------------------------
John L. LaMattina


/s/ Peter J. Manning                Director                                    June 25, 2004
-------------------------------
Peter J. Manning



/s/ Robert A. McCabe                Director                                    June 25, 2004
-------------------------------
Robert A. McCabe


/s/ Robert W. O'Leary               Director                                    June 25, 2004
-------------------------------
Robert W. O'Leary


/s/ Michael E. Porter               Director                                    June 25, 2004
-------------------------------
Michael E. Porter


/s/ Elaine S. Ullian                Director                                    June 25, 2004
-------------------------------
Elaine S. Ullian
